ASSOCIATED ESTATES REALTY CORPORATION 1st QUARTER EARNINGS

For more information regarding the content	For Immediate Release
of this news release, please contact:

Kimberly Kanary	News Release No.: 09-11
(216) 797-8718	Release Date: April 27, 2009

ASSOCIATED ESTATES REALTY CORPORATION REPORTS FIRST QUARTER RESULTS
Company Reaffirms Full-Year FFO Guidance

Cleveland, Ohio – April 27, 2009 – Associated Estates Realty Corporation (NYSE: AEC) (NASDAQ: AEC) today reported funds from operations (FFO) for the first quarter ended March 31, 2009 of $0.36 per common share (basic and diluted), compared with $0.22 per common share (basic and diluted), for the first quarter ended March 31, 2008.  FFO as adjusted for the first quarter of 2009 was $0.32 per common share (basic and diluted) after adjusting for a credit to expense of $563,000 or approximately $0.04 per common share for a refund of defeasance costs on certain previously defeased loans.  FFO as adjusted for the first quarter of 2008 was $0.34 per common share (basic and diluted) after adjusting for $2.0 million or $0.12 per common share for defeasance and other prepayment costs.

Net loss attributable to AERC available to common shareholders was $936,000 or $0.06 per common share (basic and diluted) for the first quarter ended March 31, 2009, compared with net income attributable to AERC available to common shareholders of $36.8 million or $2.27 per common share (basic and diluted) for the first quarter ended March 31, 2008.  The March 31, 2009 results include $0.14 per share (basic and diluted) for gains on the disposition of one property compared to the March 31, 2008 results which included $2.65 per share (basic and diluted) for gains on the disposition of 14 properties.

“Our quarter end occupancy was a solid 94 percent. I believe our debt maturities are manageable, and the long-term fundamentals of the apartment business remain solid. We are well positioned to benefit when the broader economic conditions improve,” said Jeffrey I. Friedman, president and chief executive officer.

A reconciliation of net income attributable to AERC to FFO, and to FFO as adjusted, is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8-K.

Total revenue for the first quarter was $33.5 million compared with $31.9 million for the first quarter of 2008, an increase of 5.0 percent.

ASSOCIATED ESTATES REALTY CORPORATION 1st QUARTER EARNINGS

Same Community Portfolio Results
Net operating income (NOI) for the first quarter for the Company’s same community portfolio decreased 3.0 percent as a result of revenue decreasing 0.1 percent and property operating expenses increasing 3.9 percent, compared with the first quarter of 2008.  Physical occupancy was 94.0 percent at the end of the first quarter as compared with 94.6 percent at the end of the first quarter of 2008.  Average net rent collected per unit for the first quarter for the same community properties was basically flat at $837 per month compared with the first quarter of 2008.  Net rent collected per unit for the first quarter for the Company’s same community Midwest portfolio grew 3.1 percent to $777 and net collected rent per unit for the Company’s same community Mid-Atlantic portfolio grew 1.1 percent to $1,239, while net rent collected per unit for the Company’s same community properties in the Southeast markets decreased 7.3 percent to $874.

Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental fact booklet, which is available on the "Investors" section of the Company's web site at www.aecrealty.com, or by clicking on the following link: http://ir.aecrealty.com/results.cfm.

Debt Maturities and Financing Activities

The Company has no remaining 2009 scheduled debt maturities.  During the first quarter, the Company closed three mortgage loans totaling $52.5 million. These seven-year term loans have a current average interest rate of 5.2 percent.

At March 31, 2009, $111.7 million remained available on the Company’s $150.0 million revolving credit facility.

2009 Outlook
The Company reaffirmed its current FFO expectations for 2009 in the range of $1.17 to $1.23 per share, excluding defeasance and other prepayment costs/credits.  Assumptions relating to the Company's earnings guidance can be found on page 20 of the first quarter 2009 supplemental fact booklet on the Company's website at www.aecrealty.com.

Conference Call
A conference call to discuss the results will be held on Tuesday, April 28 at 2:00 p.m. Eastern.  To participate in the call:

Via Telephone: The dial-in number is 800-860-2442, and the passcode is “Estates.”

Via the Internet (listen only):  Access the Company's website at www.aecrealty.com.  Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Register for AEC's Conference Call" link on the left.  The webcast will be archived through May 12, 2009.

ASSOCIATED ESTATES REALTY CORPORATION 1st QUARTER EARNINGS

Company Profile

Associated Estates Realty Corporation (AEC) is a real estate investment trust (“REIT”) and is a member of the Russell 2000. The Company is headquartered in Richmond Heights, Ohio. AEC’s portfolio consists of 52 properties containing 13,192 units located in nine states. For more information about the Company, please visit its website at www.aecrealty.com.

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FFO and FFO as adjusted are non-Generally Accepted Accounting Principle (GAAP) measures.  The Company generally considers FFO and FFO as adjusted to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company’s real estate between periods or as compared to different REITs.  A reconciliation of net income attributable to AERC to FFO and FFO as adjusted is included in the table at the end of this press release and in the Company's supplemental financial information to be included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.

Safe Harbor Statement

This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2009 performance, which are based on certain assumptions.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release.  These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the ability of the Company to consummate the sale of properties pursuant to its current plan, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; the ability of the Company to refinance debt on favorable terms at maturity; the ability of the Company to defease or prepay debt pursuant to its current plan; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenue; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; catastrophic property damage losses that are not covered by the Company's insurance; the Company's ability to acquire properties at prices consistent with the Company’s investment criteria; risks associated with property acquisitions such as environmental liabilities, among others; changes in or termination of contracts relating to third party management and advisory business; and risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located.

ASSOCIATED ESTATES REALTY CORPORATION 1st QUARTER EARNINGS

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended
		March 31,
		2009	2008

Total revenue		$33,458	$31,925
Net income attributable to AERC		113	38,645

Add:	Depreciation - real estate assets	8,255	8,203
	Depreciation - real estate assets - joint ventures	-	24
	Amortization of intangible assets	837	753
Less:	Preferred share dividends	(1,049)	(1,200)
	Gain on disposition of properties	(2,278)	(42,910)

Funds from Operations (FFO) (1)		5,878	3,515

Funds from Operations (FFO) as adjusted (2)		5,315	5,474

Add:	Depreciation - other assets	374	346
	Amortization of deferred financing fees	322	357
Less:	Recurring fixed asset additions	(1,358)	(1,105)

Funds available for distribution (FAD) (3)		$4,653	$5,072

Per share
Net (loss) income attributable to AERC applicable to common shares - basic and diluted		$(0.06)	$2.27
Funds from Operations - basic and diluted (1)		$0.36	$0.22
Funds from Operations as adjusted - basic and diluted (2)		$0.32	$0.34
Dividends per share		$0.17	$0.17
Weighted average shares outstanding - basic and diluted (2)		16,434	16,167

ASSOCIATED ESTATES REALTY CORPORATION 1st QUARTER EARNINGS

(1)

The Company defines FFO as the inclusion of all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles (GAAP), adjusted for depreciation on real estate assets and amortization of intangible assets and gains and losses from the disposition of properties and land. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(2)

The Company defines FFO as adjusted as FFO, as defined above, plus the add back of defeasance and other prepayment costs/credits of $(563,000) and $2.0 million for the three months ended March 31, 2009 and 2008, respectively.  In accordance with GAAP, these prepayment costs/credits are included as interest expense in the Company's Consolidated Statement of Operations.  The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(3)

The Company defines FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental schedules of this press release are available on AEC's website at www.aecrealty.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of www.aecrealty.com.